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                                                         Exhibit 23.1

                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts," "Summary Financial Data," and "Selected Historical Consolidated Financial Data" and to the use of our report dated March 15, 1999 in connection with the consolidated financial statements of Compass Aerospace Corporation; our report dated March 19, 1998 in connection with the financial statements of Aeromil Engineering Company; our report dated September 3, 1996 in connection with the consolidated financial statements of Brittain Machine, Inc. and Subsidiary; our report dated August 12, 1998 in connection with the financial statements of Barnes Machine, Inc.; our report dated September 25, 1998 in connection with the combined financial statements of Sea-Lect Products Inc. and Affiliate; our report dated April 27, 1999 in connection with the consolidated financial statements of Modern Manufacturing, Inc. (formerly Y.F. Americas, Inc. and Subsidiary) included in Amendment No. 3 to the Registration Statement (Form S-4 No.333-75643-01) and related Prospectus of Compass Aerospace Corporation for the registration of $110,000,000 of 10 1/8% Series B Senior Subordinated Notes due 2005, $19,000,000 of 10 1/8% Series D Senior Subordinated Notes due 2005 and $129,000,000 of related guarantees.

                                                 /s/ Ernst & Young LLP



Long Beach, California
October 25, 1999